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                                                                     EXHIBIT 10e



                           MORRISON PLAZA OFFICE LEASE

              This lease, made and entered into at Portland, Oregon

                              this October 29, 1996

                                 by and between

               AMERICAN PROPERTY MANAGEMENT CORP., as LESSOR, and

        WHOLESOME & HEARTY FOODS, INC. AN OREGON CORPORATION, as LESSEE.

              AMERICAN PROPERTY MANAGEMENT CORP. ACCOUNT #C-8923-02

                  LESSOR hereby leases to LESSEE the following:

       SUITE #400 (THE PREMISES) CONSISTING OF 18,850 RENTABLE SQUARE FEET

                      in the Morrison Plaza Office Building

         (the Building) at 1411 S.W. Morrison Street, Portland OR  97205

                     for a term commencing December 6, 1996

                    and continuing through December 31, 1998;

                 at a Base Rental of $18,850.00 (U.S.) per month

              payable in advance on the first day of each month at

          2154 N.E. Broadway, Suite #200, Portland, Oregon  97232-1561

                          commencing December 6, 1996.

                                         LESSOR INITIAL_____ LESSEE INITIAL_____

LESSOR and LESSEE covenant and agree as follows:
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1.1  THE PREMISES

               The Premises square footage is an approximation only and may vary from the actual square footage. Prior to occupancy LESSEE may inspect and measure the Leased Premises to confirm the square footage. Pursuant to paragraph 2.3 below, however, as of occupancy LESSEE shall be deemed to have accepted the Leased Premises, and will be deemed to have waived any objection to the square footage approximations set forth herein.

               The Premises include ten (10) private windowed offices with above standard relights, desks, returns, upper and lower cabinets. The built-in furniture is the property of the LESSOR and shall remain intact and in its present condition, subject to normal wear and tear.

               The Premises also contain built-in lockers, which are the property of the LESSOR and shall remain intact.

2.1  DELIVERY OF POSSESSION

               Should LESSOR be unable to deliver possession of the Premises on the date fixed for the commencement date of the term, commencement will be deferred and LESSEE shall owe no rent until receiving notice from LESSOR tendering possession to LESSEE. If possession is not so tendered within 45 days following commencement of the term, then LESSEE may elect to cancel this lease by providing written notice to LESSOR within 10 days following expiration of the 45 day period. LESSOR shall have no liability to LESSEE for delay in delivering possession, nor shall such delay extend the term of this lease in any manner.

2.2  EARLY POSSESSION

               If LESSEE occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions of this LEASE, such occupancy shall not advance the termination date, and LESSEE shall pay rent for such period at the initial monthly rates set forth above.

               After a LEASE is fully executed, the LESSOR will provide access for LESSEE inspections (including but not limited to electrical and phone capabilities) and wiring in the Premises prior to LESSEE move in.

2.3  ACCEPTANCE OF LEASED PREMISES

               Except as may be provided for in any exhibit, appendix or rider hereto, occupancy shall be construed to mean that LESSEE expressly acknowledges that it has fully inspected the Leased Premises and accepts the Leased Premises in their present condition. LESSEE further acknowledges LESSOR shall not be responsible for any alternations, improvements or repairs unless by written agreement of the parties, attached to and made a part of this Lease.

                                         LESSOR INITIAL_____ LESSEE INITIAL_____

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3.1  RENT PAYMENT

               LESSEE shall pay the Base Rent for the Premises and any additional rent provided herein without deduction or offset. Rent for any partial month during the lease term shall be prorated to reflect the number of days during the month that LESSEE occupies the Premises based on a thirty (30) day month/365 day year. Rent not paid when due shall bear interest at the rate of one-and-one-half percent (1 1/2%) per month until paid in full. LESSOR may at its option impose a late charge of .05 for each $1 of rent or $50.00, whichever is greater, for rent payments made more than 10 days after its due date in lieu of interest for the first month of delinquency, without waiving any other remedies available for default.

4.1  LEASE CONSIDERATION

               Upon LESSEE'S execution of the LEASE, LESSEE shall pay the Base Rent for the first full month of the LEASE term for which rent is payable and in addition shall pay the sum of $18,850.00, as LEASE CONSIDERATION. LESSOR may apply the LEASE CONSIDERATION to pay the cost of performing any obligation which LESSEE fails to perform within the time required by this LEASE, but such application by LESSOR shall not be the exclusive remedy for the LESSEE'S default. If the LEASE CONSIDERATION is applied by LESSOR, LESSEE shall on demand pay the sum necessary to replenish the LEASE CONSIDERATION to its required amount. To the extent not applied by LESSOR to cure defaults by LESSEE, the LEASE CONSIDERATION shall be applied against the rent payable for the last month of the term. The LEASE CONSIDERATION shall not be refundable. When the Base Rent is adjusted per the terms of this LEASE, an additional amount shall be paid to bring the LEASE CONSIDERATION amount equal to the newly adjusted Base Rent amount.

5.1 USE
               LESSEE shall use the Premises for professional business office use only (see exception below) with no retail sales or manufacturing and for no other purpose without LESSOR'S consent. In connection with its use, LESSEE shall at its expense promptly comply with all applicable laws, ordinances, rules and regulations of any public authority and shall not annoy, obstruct, or interfere with the rights of the other tenants of the Building. LESSEE shall create no nuisance nor allow any objectionable fumes, noise, or vibrations to be emitted from the Premises. LESSEE shall not conduct any activities that will increase LESSOR'S insurance rates for any portion of the Building or that will in any manner degrade or damage the reputation of the Building.

               The LESSOR shall approve a "LESSEE test kitchen" in the Premises as long as; 1.) the "test kitchen" is in compliance and stays in compliance with all applicable building codes, fire codes and health codes, 2.) the "test kitchen" does not disturb other tenants in the building and 3.) the LESSOR approves the

                                         LESSOR INITIAL_____ LESSEE INITIAL_____


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          specifications for the "test kitchen".  Approval shall not be unreasonably withheld.

6.1  EQUIPMENT

               LESSEE shall install in the Premises only such office equipment as is customary for general office use (see exception below) and shall not overload the weight capacity of the floors or the capacity of the electrical circuits of the Premises or Building or alter the plumbing or wiring of the Premises or Building. LESSOR must approve, in advance, the location and manner of installing any electrical, heat generating or communication equipment or exceptionally heavy articles. Any additional air conditioning required because of heat generating equipment or special lighting installed by the LESSEE shall be installed at LESSEE'S expense.

               The LESSOR shall approve a "LESSEE test kitchen equipment" in the Premises as long as; 1.) the "test kitchen equipment" is in compliance and stays in compliance with all applicable building codes, fire codes and health codes, 2.) the "test kitchen equipment" does not disturb other tenants in the building and 3.) the LESSOR approves the specifications of the "test kitchen equipment". Approval shall not be unreasonably withheld.

7.1  SIGNS

               Except for the exterior painted sign described below, no signs, awnings, antennas, or other apparatus shall be painted on or attached to the Building or anything placed on any glass or woodwork of the Premises or positioned so as to be visible from outside the Premises without LESSOR'S written approval as to design, size, location and color. All signs installed by LESSEE shall comply with LESSOR'S standards for signs and all applicable codes and ordinances and all signs and sign hardware shall be removed upon termination of this LEASE with the sign location restored to its former state unless LESSOR elects to retain all or any portion thereof. LESSOR shall provide and install building standard signage in the name of the LESSEE as it appears in this lease agreement for the building lobby and suite entry. Any changes thereafter requested by LESSEE and approved by LESSOR shall be at LESSEE'S sole expense.

               The LESSEE shall be permitted, at their expense, to paint the name "Wholesome & Hearty Foods, Inc." (color and letter style to be mutually agreed by LESSOR and LESSEE) directly above the existing building name on the North side of the building. The letter size shall be one-half the size of the existing building letters. The LESSEE shall be responsible for removing their signage at the end of their Lease term.

8.1  UTILITIES AND SERVICES

               LESSOR shall furnish heat, electricity, elevator service, and if the Premises are air conditioned, air conditioning during the normal Buildings hours of 7:00 A.M. to 6:00 P.M., Monday through
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          Friday, except holidays and 7:00 A.M. to 2:00 P.M. Saturdays, except holidays. The acceptable temperature range for the Premises is between 67 degrees to 75 degrees fahrenheit, as measured from the thermostat level which is approximately sixty inches (60") above the floor, unless there are extreme weather conditions which create an unusually hot or cold condition. Janitorial service will be provided in accordance with the regular schedule of the Building, which schedule and service may change from time to time. LESSEE shall comply with all government laws and regulations regarding the use or reduction of use of utilities on the Premises. Interruption of services or utilities shall not be deemed an eviction or disturbance of LESSEE'S use and possession of the Premises, render LESSOR liable to LESSEE for damages, or relieve LESSEE from performance of LESSEE'S obligations under this LEASE, but LESSOR shall take all reasonable steps to correct any interruptions in service. Electrical service furnished will be 110 volts unless different service already exists in the Premises. The LESSOR shall only provide repair and maintenance to building standard florescent light fixtures. The LESSOR shall not be responsible for repair, maintenance (including light bulb replacement) for non-building standard light fixtures.

8.2  EXTRA USAGE

               If LESSEE uses excessive amounts of LESSOR provided utilities and/or services of any kind because of operation during normal Building hours and/or outside of normal Building hours, high demands from office machinery and equipment, nonstandard lighting or any other cause, LESSOR may impose a reasonable charge for supplying such extra utilities and/or services, which charge shall be payable monthly by LESSEE in conjunction with rent payments. In case of dispute over any extra charge under this paragraph, LESSOR shall designate a qualified independent engineer whose decision shall be conclusive on both parties. LESSOR and LESSEE shall each pay one-half of the cost of such determination.

               LESSEE shall be solely responsible for and promptly pay for the removal of all debris, cardboard, all and any other refuse generated in LESSEE'S moving into premises including the replacement of office furniture and equipment during tenancy and in vacating the premises. Upon request, LESSOR shall supply LESSEE the name of a recycling company to remove recyclable items. LESSEE shall pay such additional charge in full upon receipt of statement.

9.1  MAINTENANCE AND REPAIRS

               LESSOR shall have no liability for failure to perform required maintenance and repair unless written notice of the needed maintenance or repair is given by LESSEE and LESSOR fails to commence efforts to remedy the problem in a reasonable time and manner. LESSOR shall have the right to erect scaffolding and other apparatus necessary for the purpose of making repairs, and LESSOR shall have no

                                         LESSOR INITIAL_____ LESSEE INITIAL_____

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          liability for reasonable interference with LESSEE'S use because of repairs and installations, nor shall LESSOR be required to provide LESSEE with advance written notice of LESSOR'S access to the Premises during the following situations: 1.) in an emergency, 2.) LESSEE requested repairs, or 3.) during normal building hours. LESSEE shall have no claim against LESSOR for any interruption or reduction of services or interference with LESSEE'S occupancy, and no such interruption or reduction shall be construed as a constructive or other eviction of LESSEE. Repair of damage caused by negligent or intentional acts or breach of this lease by LESSEE, its employees, or invitees shall be at LESSEE'S expense.

10.1  ALTERATIONS

               LESSEE shall not make any alterations, additions, or improvements to the Premises, change the color or character of the interior, or install any wall or floor covering without LESSOR'S prior written consent. Any such additions, alterations, or improvements, except for removable machinery and unattached moveable trade fixtures shall at once become part of the realty and belong to LESSOR. LESSOR may at its option require that LESSEE remove any alterations and restore the Premises to the original condition upon termination of this LEASE. LESSOR shall have the right to approve the contractor used by LESSEE for any work in the Premises, and to post notices of nonresponsibility in connection with any work being performed by LESSEE in the Premises. LESSEE agrees that any building or fixture modifications within the LESSEE'S leased space that is required to accommodate the LESSEE, employees or invitees of the LESSEE, as required by the Americans with Disabilities Act (ADA), will be at the expense of the LESSEE.

               The LESSEE shall not alter any lock or install a new or additional lock or any bolt on any bolt on any door of the Leased Premises without prior written consent of the LESSOR. In the event LESSEE desires to change or modify door locks on the Leased Premises, LESSEE shall notify LESSOR in advance and shall use LESSOR'S authorized locksmith and LESSEE shall bear such cost.

11.1  INDEMNITY

               LESSEE shall not allow any liens to attach to the Building or LESSEE'S interest in the Premises as a result of its activities. LESSEE shall indemnify and defend LESSOR from any claim, liability, damage, or loss occurring on the Premises, arising out of any activity by LESSEE, its agents, or invitees or resulting from LESSEE'S failure to comply with any term or condition of this LEASE. LESSOR shall have no liability to LESSEE because of loss or damage caused by the acts or omissions of other tenants of the Building, or by third parties.

12.1  INSURANCE

                                         LESSOR INITIAL_____ LESSEE INITIAL_____

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               LESSEE shall carry liability insurance in the amount of no less than $1,000,000.00 and which insurance shall have an endorsement naming LESSOR and LESSOR'S agent, if any, as an additional insured and covering the liability insured under Paragraph 11.1 of this LEASE. LESSEE shall furnish a certificate evidencing such insurance which shall state that the coverage shall not be cancelled or materially changed without 10 days advance written notice to LESSOR and LESSOR'S agent, if any, and a renewal certificate shall be furnished at least 10 days prior to expiration of any policy. LESSEE is responsible for their own fire insurance, see Section 14.1.

13.1  FIRE OR CASUALTY

               "Major Damage" means damage by fire or other casualty to the Building or the Premises which causes the Premises or any substantial portion of the Building to be unusable, or which will cost more than 25 percent (25%) of pre-damage value of the Building to repair, or which is not covered by insurance. In case of Major Damage, LESSOR may elect to terminate this LEASE by notice in writing to LESSEE within 30 days after such date. If this LEASE is not terminated following Major Damage, LESSOR shall promptly restore the Premises to the condition existing just prior to the damage. LESSEE shall promptly restore all damage to tenant improvements or alterations installed by LESSEE or pay the cost of such restoration to LESSOR if LESSOR elects to do the restoration of such improvements. Rent shall be reduced from the date of damage until the date restoration work being performed by LESSOR is substantially complete, with the reduction to be in proportion to the area of the Premises not useable by LESSEE.

14.1  WAIVER OF SUBROGATION

               LESSEE shall be responsible for insuring its personal property and trade fixtures located on the Premises. Neither LESSOR nor LESSEE shall be liable to the other for any loss or damage caused by fire, water damage, sprinkler leakage, or any of the risks that are or could be covered by a standard all risk insurance policy with an extended coverage endorsement, or for any business interruption, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

15.1  EMINENT DOMAIN

               If a condemning authority takes title by eminent domain or by agreement in lieu thereof to the entire Building or a portion sufficient to render the Premises unsuitable for LESSEE'S use, then either party may elect to terminate this LEASE effective on the date that possession is taken by the condemning authority. Rent shall be reduced for the remainder of the term in an amount proportionate to the reduction in the area of the Premises caused by the taking. All condemnation proceeds shall belong to LESSOR, and LESSEE shall have

                                         LESSOR INITIAL_____ LESSEE INITIAL_____

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          no claim against LESSOR or the condemnation award because of the taking.

16.1  ASSIGNMENT AND SUBLETTING

               This LEASE shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns, provided that LESSEE shall not assign its interest under this LEASE or sublet all or any portion of the Premises without first obtaining LESSOR'S consent in writing. This provision shall apply to all transfers by operation of law including but not limited to mergers and changes in control of LESSEE. No assignment or subletting shall relieve LESSEE of its obligation to pay rent or perform other obligations required by this LEASE, and no consent to one assignment or subletting shall be a consent to any further assignment or subletting. LESSOR shall not unreasonably withhold its consent to any assignment, or to subletting provided the subrental rate or effective rental paid by the assignee is not less than the current scheduled rental rate of the Building for comparable space and the proposed LESSEE is compatible with LESSOR'S normal standards for the Building. If LESSEE proposes a subletting or assignment to which LESSOR is required to consent under this paragraph, LESSOR shall have the option of terminating this LEASE and dealing directly with the proposed sublessee or assignee, or any third party. If an assignment or subletting is permitted, any cash profit, or the net value of any other consideration received by LESSEE as a result of such transaction shall be paid to LESSOR promptly following its receipt by LESSEE unless the assignment or sublease is with an affiliated or subsidiary company and Wholesome & Hearty Foods, Inc. an Oregon Corporation remains the LESSEE. In addition, out of pocket LESSEE tenant improvement costs approved by LESSOR shall be deducted from any cash profit. LESSEE shall pay any costs incurred by LESSOR in connection with a request for assignment or subletting, including reasonable attorneys' fees. The LESSOR'S administrative costs shall be capped at $500.00.

17.1  DEFAULT

               Any of the following shall constitute a default by LESSEE under this LEASE:

          (a) LESSEE'S failure to pay rent or any other charge under this LEASE within 10 days after it is due, or failure to comply with any other term or condition within 10 days following written notice from LESSOR specifying the noncompliance. If such noncompliance cannot be cured within this 10 day period, the provision shall be satisfied if LESSEE commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as possible. Time is of the essence in the performance of this LEASE.

                                         LESSOR INITIAL_____ LESSEE INITIAL_____

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          (b)  The making by LESSEE of any general assignment or general arrangement for the benefit of creditors; or the filing by or against LESSEE of a petition to have LESSEE adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against LESSEE, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially of all LESSEE'S assets located at the Premises or of LESSEE'S interest in this Lease, where possession is not restored to LESSEE within thirty (30) days; or the attachment, execution, or other judicial seizure of substantially all of LESSEE'S assets located at the Premises or of LESSEE'S interest in this Lease, where such seizure is not discharged within thirty (30) days.

          (c)  Assignment or subletting by LESSEE in violation of Paragraph
          16.1.

          (d) Vacation or abandonment of the Premises without the written consent of LESSOR.

17.2  REMEDIES FOR DEFAULT

               In case of default as described in Paragraph 17.1, LESSOR shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:

          (a) LESSOR may terminate the LEASE and retake possession of the Premises. Following such retaking of possession, efforts by LESSOR to relet the Premises shall be sufficient if LESSOR follows its usual procedure for finding tenants for the space at rates not less than the current rates for other comparable space in the Building. If LESSOR has other vacant space in the Building, prospective tenants may be placed in such other space without prejudice to LESSOR'S claim to damages or loss of rental from LESSEE.

          (b) LESSOR may recover all damages caused by LESSEE'S default which shall include an amount equal to rentals lost because of the default, lease commissions paid for this LEASE, the unamortized cost of any tenant improvements installed by LESSOR to meet LESSEE'S special requirements and the cost of any clean up, refurbishing, lock changes and removal of the LESSEE'S property and fixtures. LESSOR may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. LESSOR may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the lease. Such damages shall be measured by the difference between the rent under this LEASE and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the prevailing interest rates on judgments.

                                         LESSOR INITIAL_____ LESSEE INITIAL_____

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          (c)  LESSOR may make any payment or perform any obligation which
          LESSEE has failed to perform, in which case LESSOR shall be entitled to recover from LESSEE upon demand all amounts so expended, plus interest from the date of the expenditure at the rate of one-and-one-half percent (1 1/2%) per month. Any such payment or performance by LESSOR shall not waive LESSEE'S default.

18.1  SURRENDER

               On expiration or early termination of this LEASE, LESSEE shall deliver all keys to LESSOR to avoid a minimum lock change charge of $80.00 per lock and surrender the Premises broom clean and in the same condition as at the commencement date of the term subject only to reasonable wear from ordinary use. LESSEE shall remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove shall be an abandonment of the property and LESSOR may dispose of it in any manner without liability and LESSEE shall pay a reasonable charge for such removal and disposal. If LESSEE fails to vacate the Premises when required, including failure to remove all its personal property, LESSOR may elect either: (1) to treat LESSEE as a tenant from month to month, subject to all the provisions of this LEASE except that rent shall be one-and-one-half (1 1/2) times the total rent being charged when the lease term expired; or (2) to eject LESSEE from the Premises and recover damages caused by wrongful holdover. During the period of sixty (60) days prior to the termination date of this LEASE, the LESSOR may post on said premises or in the windows thereof signs of appropriate size notifying the public that the premises are "For Lease."

19.1  REGULATIONS

               LESSOR shall have the right (but shall not be obligated) to make, revise and enforce regulations or policies consistent with this LEASE for the purpose of promoting safety, order, economy, cleanliness, and good service to all tenants of the Building. All such regulations and policies shall be complied with as if part of this LEASE.

20.1  ACCESS

               During times other than normal Building hours LESSEE'S officers and employees or those having business with LESSEE may be required to identify themselves or show passes in order to gain access to the Building. LESSOR shall have no liability for permitting or refusing to permit access by anyone. The LESSOR shall not be required to give notice to access the Premises during emergencies, LESSEE requested repairs or during normal building hours. LESSOR shall have the right to enter upon the Premises after normal building hours by passkey or otherwise to determine LESSEE'S compliance with this LEASE, to perform necessary repairs to the Building or the Premises, examine the condition of the Leased Space, to show the Premises to any prospective tenant or purchasers or for any other lawful purpose with at least 24 hours notice. Except in the case of emergency, such entry shall be at such times and in such manner as to minimize

                                         LESSOR INITIAL_____ LESSEE INITIAL_____

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          interference with the reasonable business use of the Premises by
          LESSEE.

21.1  FURNITURE AND BULKY ARTICLES


               LESSEE shall move furniture and bulky articles in and out of the Building or make independent use of the elevators only at times approved by LESSOR following at least 24 hours' advance written notice to LESSOR of the intended move. LESSOR will not unreasonably withhold its consent under this paragraph. Items of 1,000 pounds or greater shall require LESSOR'S approval.

22.1  NOTICES

               Notices between the parties relating to this LEASE shall be in writing, effective when delivered, or if mailed, effective on the second day following mailing, postage prepaid, to the address for the party stated in this LEASE or to such other address as either party may specify by written notice to the other. Notice to LESSEE may always be delivered to the Premises. Rent shall be payable to LESSOR at the LESSOR'S address and in the same manner, but shall be considered paid only when received.

23.1  SUBORDINATION

               This LEASE shall be subject and subordinate to any mortgages, deeds of trust, or land sale contracts (hereafter collectively referred to as encumbrances) now existing against the Building. At LESSOR'S option this LEASE shall be subject and subordinate to any future encumbrance hereafter placed against the Building (including the underlying land) or any modifications of existing encumbrances, and LESSEE shall execute such documents as may reasonably be requested by LESSOR or the holder of the encumbrance to evidence this subordination.

24.1  TRANSFER OF BUILDING

               If the Building is sold or otherwise transferred by LESSOR or any successor, LESSEE shall attorn to the purchaser or transferee and recognize it as the LESSOR under this LEASE, and, provided the purchaser assumes all obligations hereunder, the transferor shall have no further liability hereunder.

25.1  ESTOPPELS

               Either party will within 20 days after written notice from the other execute, acknowledge and deliver to the other party a certificate certifying whether or not this LEASE has been modified and is in full force and effect; whether there are any modifications or alleged breaches by any other party; the dates to which rent has been paid in advance, and the amount of any security deposit, LEASE CONSIDERATION, or prepaid rent; and any other facts that may reasonably be requested. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the

                                         LESSOR INITIAL_____ LESSEE INITIAL_____
          certificate was requested that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If requested by the holder of any Encumbrance, or any ground, LESSOR, LESSEE will agree to give such holder or LESSOR notice of and an opportunity to cure any default by LESSOR under this LEASE.

26.1  ATTORNEYS FEES

               In any litigation arising out of this LEASE, the prevailing party shall be entitled to recover, in addition to costs and disbursements, attorneys' fees at trial and on any appeal.

27.1  QUIET ENJOYMENT

               LESSOR warrants that so long as LESSEE complies with all terms of this LEASE, it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by LESSOR.

28.1  COMPLETE AGREEMENT

               This LEASE and the attached Exhibits and Schedules constitute the entire agreement of the parties and supersede all prior written and oral agreements and representations. Neither LESSOR nor LESSEE is relying on any representations other than those expressly set forth herein.

29.1  CHAIR MATS

N/A DELETED IN ITS ENTIRETY

30.1  PARKING

               LESSEE shall have the nonexclusive use of no less than eighteen
          (18) spaces for every 18,850 square feet of leased space in the adjacent lot for use during normal business hours at an initial monthly rate of $85.00 per space and shall be subject to Provision #3.1. The cost shall be subject to an annual five percent (5%) fixed increase. LESSOR has sole control of parking and may designate areas for patrons of the property/building and assign LESSEE and employees of the LESSEE to designated parking areas. LESSEE and employees shall park their cars only in these areas designated for the purpose by the LESSOR. LESSEE shall furnish to LESSOR license numbers of vehicles used by the LESSEE and the employees of the LESSEE, and notify LESSOR of any changes within five (5) days. If LESSEE or its employees fail to park their vehicles in designated parking areas, then LESSOR may charge LESSEE an additional twenty dollars ($20.00)

                                         LESSOR INITIAL_____ LESSEE INITIAL_____
          per day per vehicle for each or partial day, in any area other than those designated, or if the area is signed as a towing area, to have the vehicle(s) towed at the LESSOR'S option and at the expense of the LESSEE and its employees.

               The LESSEE shall be allowed to have up to eight (8) cars parked in the adjacent lot evenings and on weekends on a first come first serve basis. There shall be no overnight storage of vehicles or trailers in the parking areas or outside of premises. LESSOR may remove vehicle from property and LESSEE shall bear the cost of such removal.

               The LESSEE acknowledges that the adjacent parking lot may be developed at which time the LESSOR will not be responsible for providing the eighteen (18) parking spaces described above. In this event, the LESSOR will make its best efforts to find parking within a four (4) block radius of the building.

               The LESSEE shall be allowed to use the loading area off of 15th Street for daily deliveries. The LESSEE agrees to limit delivery/loading time to 15 minutes per delivery.

31.1  COMMON AREA

          LESSOR shall have the right, in LESSOR'S sole discretion, from time to time:

          1.) To make changes to the building interior and exterior and common areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas (not including adjacent parking), loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways;

          2.) To close temporarily any of the common areas for maintenance purposes so long as reasonable access to the premises remains available;

          3.) To designate other land and improvements outside the boundaries of the building to be a part of the common areas, provided that such other land and improvements have a reasonable and functional relationship to the building;

          4.)  To add additional buildings and improvements to the common area;

          5.) To use common areas while engaged in making additional improvements, repairs or alterations to the building, or any portion thereof;

          6.) To do and perform such other acts and make such other changes in, to or with respect to the common areas and building as LESSOR may, in the exercise of sound business judgement deem to be appropriate.

                                         LESSOR INITIAL_____ LESSEE INITIAL_____

               Where the Building has a common entrance or meeting room, the LESSEE may use these facilities at no cost on a first-come, first-serve basis by contacting the LESSOR and reserving the room in advance. Abusing the privilege of the rooms may result in the loss of said use.

32.1  NOTICE OF NON-RENEWAL

N/A DELETED IN ITS ENTIRETY

33.1 NOTICE TO OWNERS, BUYERS, AND TENANTS REGARDING HAZARDOUS WASTES OR SUBSTANCES UNDERGROUND STORAGE TANKS

               Comprehensive Federal and State laws and regulations have been enacted in the last few years in an effort to develop controls over the use, storage, handling, cleanup, removal and disposal of hazardous wastes or substances. Some of these laws and regulations, such as, for example, the so-called "Superfund Act", provide for broad liability schemes wherein an owner, tenant or other user of the property may be liable for cleanup costs and damages regardless of fault. Other laws and regulations set standards for the handling of asbestos or establish requirements for the use, modification, abandonment or closing of underground storage tanks.

               It is not practical or possible to list all such laws and regulations in this Notice. Therefore, owners, buyers and tenants are urged to consult legal counsel to determine their respective rights and liabilities with respect to the issues described in this Notice as well as all other aspects of the proposed transaction. If

                                         LESSOR INITIAL_____ LESSEE INITIAL_____
          hazardous wastes or substances have been, or are going to be used, stored, handled or disposed of on the property, or if the property has or may have underground storage tanks, it is essential that legal and technical advice be obtained to determine, among other things, what permits and approvals have been or may be required, if any, the estimated costs and expenses associated with the use, storage, handling, cleanup, removal or disposal of the hazardous wastes or substances and what contractual provisions and protections are necessary or desirable. It may also be important to obtain expert assistance for site investigations as to the likelihood of hazardous wastes or substances, or underground storage tanks being on the property.

               Although AMERICAN PROPERTY MANAGEMENT CORP. will disclose any knowledge it actually possesses with respect to the existence of hazardous wastes or substances, or underground storage tanks on the property, AMERICAN PROPERTY MANAGEMENT CORP. has not made investigations or obtained reports regarding the subject matter of this Notice, except as may be described in a separate written document
          signed by AMERICAN PROPERTY MANAGEMENT CORP.   AMERICAN PROPERTY
          MANAGEMENT CORP. makes no representations regarding the existence or nonexistence of hazardous wastes or substances, or underground storage tanks on the property. You should contact a professional, such as a civil engineer, geologist, industrial hygienist or other persons with experience in these matters to advise you concerning the property.

               The term "hazardous wastes or substances" is used in this Notice in its very broadest sense and includes, but is not limited to petroleum base products, paints and solvents, lead cyanide, DDT, printing inks, acids, pesticides, ammonium compounds, asbestos, PCBs and other chemical products. Hazardous wastes or substances and underground storage tanks may be present on all types of real property. This Notice is therefore meant to apply to any transaction involving any type of real property, whether improved or unimproved.

34.1  MODIFICATION

               This LEASE may not be modified except by endorsement in writing attached to this LEASE, dated and signed by all the parties hereto, and LESSOR shall not be bound by any oral or written statement of any servant, agent, or employee modifying this LEASE.

35.1  PARTIES AFFECTED

               The rights, liabilities and remedies provided for herein shall extend to the heirs, legal representatives, successors and, so far as the terms of this LEASE permit, assigns of the parties hereto, and the words "LESSOR" and "LESSEE" and their accompanying verbs or pronouns, wherever used in this LEASE, shall apply equally to all persons, firms, or corporations which may be or become parties hereto.

                                         LESSOR INITIAL_____ LESSEE INITIAL_____

36.1  SECURITY

               LESSEE and not LESSOR, is responsible for security of the Leased Space. Any breach in security of the Leased Space, common areas, common access doors, and/or elevators shall not constitute an eviction of the LESSEE or relieve LESSEE from any of LESSEE'S obligations under this LEASE. All tenants shall have the responsibility for maintaining the security to common access.

37.1  RIGHT TO RELOCATE

N/A DELETED IN ITS ENTIRETY

38.1  RENTAL ADJUSTMENT

               The rental will be adjusted on the annual anniversary date of the LEASE if the LEASE is for a term of one (1) year or longer. On said anniversary date the rental adjustment will be the lowest of the following two (2) factors:

          (A) A five percent (5%) increase over the yearly rental rate paid the current year term now expiring.

          (B) The percentage increase in the yearly Consumer Price Index for U.S. City average (all urban consumer), which as of August 1996 was
          157.3 and the same Consumer Price Index as of August 1997, and on the same month of each year of the LEASE term. Such information will be secured from the U.S. Bureau of Labor Statistics.

          An equal amount shall be paid to bring the LEASE CONSIDERATION up to an equal amount of the current month's rent.

38.2  RENTAL ADJUSTMENT DATES

     December 1, 1997
               December 1, 1998

                                         LESSOR INITIAL_____ LESSEE INITIAL_____

39.1  SMOKING - ENTIRE
      NON-SMOKING BUILDING

               The building in which the LEASED space is located has been designated as an entire NON-SMOKING building. This includes ALL areas of the building, both common areas as well as individual tenant spaces. Thus, smoking in the LEASED area is not permitted. Because of the fact that some tenants' leases were in existence prior to the adoption of the entire building non-smoking policy, these tenants have the right, if they choose, to smoke in their LEASED space only, but do have a LEASE obligation to provide smokeless ashtrays and/or an air purification system that will filter air within the space to the extent that it is economically feasible. LEASES for all new tenants moving into the building will incorporate the entire non-smoking building policy and will prohibit these new tenants under their LEASE from smoking in all areas of the building.

40.1  WAIVER

               Any waiver by the LESSOR of any breach of any covenant herein contained to be kept and performed by the LESSEE shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent the LESSOR from declaring a forfeiture for any succeeding breach, either of the same condition or covenant otherwise.

41.1  PERSONAL GUARANTY

          See Exhibit "A"
                                   X     None Required
                              ----------

42.1  INTERIOR DESIGN & MODIFICATION

          See Exhibit "B" Space Plan

43.1  LESSOR AGREED TENANT
      IMPROVEMENTS

          See Exhibit "C" Interior Space Work Agreement


44.1  LESSEE AGREED IMPROVEMENTS

          See Exhibit "D"
                                   X     None Required
                              -----------

                                         LESSOR INITIAL_____ LESSEE INITIAL_____

45.1  TELEPHONES

               LESSEE agrees, at its expense, to provide telephone wiring into each individual office of the premises and appropriate common areas. LESSEE agrees that LESSOR shall not be liable for any damages or other liability incurred by LESSEE or any other parties as a result of LESSEE'S wiring the premises for telephones. LESSEE further agrees to indemnify and hold harmless LESSOR from any and all liability or claims of LESSEE or others arising or resulting from LESSEE'S wiring of the premises for telephones.

46.1  TIME IS OF THE ESSENCE

               LESSOR and LESSEE acknowledge that time is of the essence in the execution of this Lease Agreement in order to allow LESSOR adequate time to complete the agreed upon Tenant Improvements. If the Lease Agreement is not signed, returned (with Lease Consideration and prepaid rent) and accepted by the LESSOR by October 22, 1996, then LESSEE understands that the Tenant Improvements described in Exhibit "B" Space Plan and Exhibit "C" Interior Space Work Agreement may not be completed by the Lease Commencement date and LESSEE shall not take possession of premises until said Tenant Improvements are completed.

47.1  RENT CONCESSION

               The LESSEE shall receive a rental credit equal to $18,850.00, which shall be applied to January 1997 rent only.


48.1  EXPIRATION OF OFFER

               This offer to lease shall be null and void at the sole option of the LESSOR if not returned to LESSOR signed by LESSEE in an acceptable form to LESSOR and accompanied by appropriate funds by October 29, 1996.

49.1  OPTION TO RENEW

               LESSEE shall be entitled to one (1) option to renew this Lease Agreement for a term of not less than two (2) years commencing after the initial lease term expiration under terms and conditions to be mutually agreed to with a new Lease Agreement fully executed by LESSOR and LESSEE no later than August 1, 1998. If no mutual agreement can be made between LESSOR and LESSEE on or before August 1, 1998, this option to renew shall be null and void.

          (a) LESSEE shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary; (i) during the period commencing with the giving of any notice of Default under

                                         LESSOR INITIAL_____ LESSEE INITIAL_____

          Section 17.1 and continuing until the noticed Default is cured, or
          (ii) during the period of time any monetary obligation due LESSOR from LESSEE is unpaid (without regard to whether notice thereof is given to LESSEE), or (iii) during the time LESSEE is in Breach of this Lease, or (iv) in the event the LESSOR has given to LESSEE three (3) or more notices of separate Defaults during the twelve (12) month period immediately preceding the exercise of the Option, whether or not the defaults are cured.

          (b) The Option granted to LESSEE in this Lease is personal to the original LESSEE named on Page 1 hereof and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original LESSEE while the original LESSEE is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Option herein granted to LESSEE is not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.




In construing of this LEASE, it is understood that the LESSOR or the LESSEE may be more than one person; that if the context so requires, the singular pronoun shall be taken to mean and include the plural, the masculine, the feminine, and the neuter, and that generally all grammatical changes shall be made, assumed and implied to make the provisions hereof apply equally to corporations and to individuals.

IN WITNESS WHEREOF, the respective parties have executed this instrument in duplicate on this, the day and year first hereinabove written, any corporation signature being by authority of its Board of Directors.


LESSOR:             By:________________________________

AMERICAN PROPERTY MANAGEMENT CORP. Name: Rhonda J. Tschida
AS AGENT FOR AND ON BEHALF OF WESTON HOLDING COMPANY, L.L.C.

(Federal Tax ID# 93-1173413*)                Title: Vice President Commercial
Property
*Lessee need not supply Lessor a Federal 1099 Form
Address for Notices:
     P.O. Box 12127
     Portland, Oregon  97212-0127

                                         LESSOR INITIAL_____ LESSEE INITIAL_____

     2154 N.E. Broadway, #200
     Portland, Oregon  97232-1561  DATE:______________________________

LESSEE:
WHOLESOME & HEARTY FOODS, INC.
AN OREGON CORPORATION              By: _______________________________

                                   Name: ______________________________

Address for Notices:
1411 S.W. Morrison Street
     Title:_____________________________

Suite 400
Portland, Oregon 97205
     DATE:______________________________

NOTARY:
STATE OF _________________)
                                       )   ss.
County of __________________)

     The foregoing instrument was acknowledged before me this _____ day of _______________, 19___, by the above-named_________________________________
___________________________________________________________________________
to be his/her voluntary act and deed.

                                             ___________________________________
                                             Notary Public for _________________
                                             My Commission Expires:_____________


                             EXHIBIT "B" SPACE PLAN

                         WHOLESOME & HEARTY FOODS, INC.
                              an Oregon Corporation
                            1411 S.W. Morrison Street
                                    Suite 400
                             Portland, Oregon 97205
                               Account #C-8923-02

                                         LESSOR INITIAL_____ LESSEE INITIAL_____

ANY CHANGES TO THIS EXHIBIT "B" SPACE PLAN ARE SUBJECT TO LESSOR'S APPROVAL. ANY CHANGES TO THIS PLAN SHALL BE AT LESSEE'S SOLE COST AND EXPENSE, SHALL NOT DELAY LEASE COMMENCEMENT, AND MAY DELAY LESSEE'S OCCUPANCY.

                    EXHIBIT "C" INTERIOR SPACE WORK AGREEMENT

          LESSEE: WHOLESOME & HEARTY FOODS, INC. an Oregon Corporation
           ACCOUNT #:C-8923-02   BUILDING/SUITE #: Morrison Plaza/400


                                  ACCEPTED               AGREED             LESSOR           LESSEE
ITEM                                AS-IS              IMPROVEMENTS         EXPENSE          EXPENSE
----------------------------------------------------------------------------------------------------

PAINTING:                           -------       Repaint the premises. Color to be Weston      X
                                                                                             -------

(Building Standard Color)           -------       White.  Existing wall cover to remain "as-is".

FLOORCOVERING:                         X                    NONE
(Building Standard Carpet           -------                                   ------
Color/Cove Base Color)

VINYL FLOORCOVERING:                   X                    NONE
(Building Standard Vinyl)           -------                                   ------           -------


                                         LESSOR INITIAL_____ LESSEE INITIAL_____


LIGHTING:                            X                                          NONE
(Building Standard Fixtures)       -----                                                       ----------

ELECTRICAL:                          X                                          NONE
(Building Standard 110 Volt)       -----                                                       ----------

CEILING:                             X                                          NONE
(Building Standard                 -----                                                       ----------
 Acoustical Tile)

PARTITIONS:                          X                                          NONE
(Building Standard Sheetrock)      -----                                                       ----------

DOORS/FRAMES                       -----                    The Lessor shall provide one six foot
sliding glass                        X
(Building Standard Quality)        -----                    door where indicated on Exhibit "B" Space Plan
                                                            as long as a six foot opening can be made and
                                                            nothing in the said opening needs to be relocated
                                                            (ie; plumbing, conduits, vents, etc.).

LOCKS/HARDWARE                     -----                    All interior doors are to be supplied        X

(Building Standard Quality)        -----                    with passage door knobs only (no locks).  -------

RELIGHTS:                            X                                          NONE
(Building Standard Interior)       -----                                                      -----------

WINDOWCOVERING:                      X                                          NONE
(Building Standard Exterior)       -----                                                      -----------

TELEPHONE:                           X                                          NONE
(Building Standard Mud Rings)       -----                                                      -----------

PLUMBING:                             X                                         NONE
                                    -----                                                      -----------
OTHER:  NONE


If LESSEE is modifying their existing space layout, or expanding their leased premises it is understood and agreed that all work will be performed during normal business hours and will not be deemed as an interruption of LESSEE'S business and that AMERICAN PROPERTY MANAGEMENT CORP. assumes no liability for damage to any existing hidden electrical located in the walls, ceiling and/or floors (i.e., electrical for phones, fax, computers, office equipment, etc.) that is not indicated on this agreement and brought to the attention of AMERICAN PROPERTY MANAGEMENT CORP. prior to the office remodel or is not equipped with an appropriate power surge protection device.